Supplemental Financial Information Second Quarter 2026 investors.ironmountain.com

Table of Contents Section I - Q2 Earnings Press Release Q2 2026 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Condensed Consolidated Statements of Operations 13 Quarterly and Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Year to Date Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly Capital Expenditures and Investments 25 Year to Date Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended June 30, 2026 unless noted Unaudited investors.ironmountain.com Q2 2026 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2026 Results

- Delivers record quarterly results across all key performance metrics
- Achieves quarterly revenue of $2.0 billion, an increase of 18.5% on a reported basis and an increase of 17.6% excluding the effects of foreign exchange
- Organic revenue growth of 16.8% year over year in the second quarter
- Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 50% year over year in the second quarter
- Data center leasing of 110 megawatts year to date, including 13 megawatts in Q2 2026 and 75 megawatts in July
- Q2 2026 Net Income of $106 million, as compared to a Net Loss of $43 million in Q2 2025
- Delivers quarterly Adjusted EBITDA of $727 million, an increase of 15.7% compared to $628 million in Q2 2025
- Generates quarterly AFFO of $433 million, or $1.44 per share, an increase of 17% compared to last year
- Increases 2026 financial guidance driven by strong operational performance across the business

PORTSMOUTH, N.H. – August 5, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the second quarter of 2026.

"We delivered another record-breaking quarter, with our second quarter results exceeding our expectations due to our team's strong execution of our growth plans and the continued trust of our clients. Our ongoing success continues to be driven by the collective strength in our physical records storage and growth businesses, together with the stewardship we provide to our more than 240,000 customers," stated William L. Meaney, President and CEO of Iron Mountain. "Looking ahead, we are committed to capitalizing on the significant growth opportunities across our business. We are building momentum in our ALM and digital businesses through increased cross-selling and providing innovative solutions, and we are accelerating data center leasing, with 110 megawatts leased through July. Based on our strong Q2 outperformance and positive outlook, we are increasing our full year guidance."

Financial Performance Highlights for the Second Quarter of 2026
($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/26	6/30/25	Reported $	Constant Fx	6/30/26	6/30/25	Reported $	Constant Fx
Storage Rental Revenue	$1,135	$1,010	12%	12%	$2,229	$1,958	14%	12%
Service Revenue	$894	$702	27%	26%	$1,736	$1,346	29%	27%
Total Revenues	**$2,029**	**$1,712**	**19%**	**18%**	**$3,965**	**$3,304**	**20%**	**18%**
Net Income (Loss)	$106	$(43)	n/a		$255	$(27)	n/a	
Reported EPS	$0.34	$(0.15)	n/a		$0.82	$(0.10)	n/a	
Adjusted EPS	$0.60	$0.48	25%		$1.20	$0.92	30%	
Adjusted EBITDA	$727	$628	16%	15%	$1,435	$1,208	19%	17%
Adjusted EBITDA Margin	*35.8%*	*36.7%*	*-90 bps*		*36.2%*	*36.6%*	*-40 bps*	
AFFO	$433	$370	17%		$859	$718	20%	
AFFO per share	$1.44	$1.24	16%		$2.87	$2.41	19%	

- Total reported revenues for the second quarter were $2.0 billion, compared with $1.7 billion in the second quarter of 2025, an increase of 18.5%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 17.6% compared to the prior year, driven by an 11.5% increase in storage rental revenue and a 26.3% increase in service revenue. Year to date, total reported revenues increased 20.0%, or 18.1% excluding the impact of Fx.
- Net Income for the second quarter was $106.1 million, compared with $(43.3) million loss in the second quarter of 2025, driven primarily by increased Operating Income. Year to date, Net Income was $255.1 million, compared with $(27.1) million loss in 2025.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

- Adjusted EBITDA for the second quarter was $727.0 million, compared with $628.4 million in the second quarter of 2025, an increase of 15.7%. On a constant currency basis, Adjusted EBITDA increased by 14.9% in the second quarter, compared to the second quarter of 2025, driven by increased revenue and Adjusted EBITDA across each of our segments and improved operating leverage from our continued transformation activities. Year to date, Adjusted EBITDA increased 18.8%, or 17.1% excluding the impact of Fx.
- FFO (Normalized) per share was $1.01 for the second quarter, compared with $0.87 in the second quarter of 2025, an increase of 16.1%. Year to date, FFO (Normalized) per share was $1.99, compared with $1.64 in 2025, or an increase of 21.3%.
- AFFO was $432.7 million for the second quarter, compared with $369.7 million in the second quarter of 2025, an increase of 17.0% driven by improved Adjusted EBITDA. Year to date, AFFO was $858.8 million compared with $718.1 million, or an increase of 19.6%.
- AFFO per share was $1.44 for the second quarter, compared with $1.24 in the second quarter of 2025, an increase of 16.1%. Year to date, AFFO per share was $2.87, compared to $2.41 in 2025, or an increase of 19.1%.

Dividend

On August 5, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the third quarter. The third quarter 2026 dividend is payable on October 2, 2026, to shareholders of record at the close of business on September 15, 2026.

Guidance

Iron Mountain increased full year 2026 guidance; details are summarized in the table below.

2026 Guidance(1)

($ in millions, except per share data)	Full Year 2026				
	New	Approximate Y/Y % Change at Midpoint	Previous	Q3 2026	Approximate Y/Y % Change
Total Revenue	$7,940 - $8,010	~16%	$7,825 - $7,925	~$1,980	~13%
Adjusted EBITDA	$2,945 - $2,975	~15%	$2,925 - $2,965	~$745	~13%
AFFO	$1,760 - $1,780	~15%	$1,735 - $1,755	~$440	~12%
AFFO Per Share	$5.87 - $5.93	~14%	$5.79 - $5.86	~$1.47	~11%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

Q2 2026 Earnings Conference Call and Related Materials
The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do.

To learn more about Iron Mountain, please visit www.IronMountain.com.

Investor Relations Contacts:

Mark Rupe
SVP, Investor Relations
Mark.Rupe@ironmountain.com
(215) 402-7013

Erika Crabtree
Manager, Investor Relations
Erika.Crabtree@ironmountain.com
(617) 535-2845

Media Contact: media@ironmountain.com

investors.ironmountain.com Q2 2026 Supplemental Financial Information 4

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Section I - Q2 Earnings Press Release investors.ironmountain.com Q2 2026 Supplemental Financial Information 5

IRON MOUNTAIN

Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Storage Rental Revenue	$1,134,611	$1,094,765	$1,061,248	$1,032,897	$1,009,989
Service Revenue	$894,451	$841,384	$781,919	$721,196	$701,959
Total Revenues	**$2,029,062**	**$1,936,149**	**$1,843,167**	**$1,754,093**	**$1,711,948**
Adjusted EBITDA	$727,018	$707,939	$705,277	$660,379	$628,388
Adjusted EBITDA Margin	35.8 %	36.6 %	38.3 %	37.6 %	36.7 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$101,430	$143,665	$89,270	$84,290	$(44,921)
Reported EPS - Fully Diluted	$0.34	$0.48	$0.30	$0.28	$(0.15)
Adjusted EPS	$0.60	$0.60	$0.61	$0.54	$0.48
FFO (Normalized)	$303,732	$294,547	$300,670	$276,891	$258,005
FFO (Normalized) per Share	$1.01	$0.99	$1.01	$0.93	$0.87
AFFO	$432,742	$426,106	$429,709	$393,316	$369,744
AFFO per Share	$1.44	$1.43	$1.44	$1.32	$1.24
TTM AFFO Payout Ratio	60.0 %	60.7 %	62.2 %	61.7 %	62.7 %
Dividend per Share	$0.86	$0.86	$0.86	$0.79	$0.79
Weighted Average Common Shares Outstanding - Diluted	299,849	298,834	298,380	297,981	295,364
Net Lease-Adjusted Leverage Ratio	4.8x	4.8x	4.9x	5.0x	5.0x

Operating Highlights

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Organic Storage Rental Revenue Growth	11.3 %	12.4 %	10.9 %	9.4 %	9.2 %
Organic Service Revenue Growth	24.8 %	24.3 %	17.7 %	9.8 %	9.7 %
Total Volume - Storage	747,880	745,276	744,001	743,512	735,807
Storage Facility Capacity Utilization	81.6 %	81.4 %	81.3 %	80.8 %	80.6 %
Records Management Retention Rate	93.4 %	93.3 %	93.3 %	93.2 %	93.0 %
Storage Revenue / Sq. Ft.	$12.19	$11.74	$11.34	$11.05	$10.83
Storage NOI / Sq. Ft.	$9.57	$9.10	$8.96	$8.76	$8.69
Data Center:					
Leasable Megawatts	528.5	507.2	488.2	452.2	450.2
Leased % - Stabilized	97.4 %	98.3 %	98.0 %	98.2 %	97.9 %
Leased % - Total	97.1 %	97.2 %	96.9 %	97.0 %	96.3 %
Kilowatts Leased - New/Expansion	13,127	21,849	43,413	13,464	2,325
Churn	2.0 %	0.4 %	1.7 %	0.3 %	0.5 %
Number of Facilities	31	31	31	30	30
Number of Markets	21	21	21	21	21

investors.ironmountain.com Q2 2026 Supplemental Financial Information 6

Organic Revenue Growth (1) Q2 2026 Q1 2026 YTD 2026 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 12.3% 11.5% 11.3% 15.4% 12.6% 12.4% 13.8% 12.0% 11.8% Service 27.4% 26.3% 24.8% 30.6% 27.6% 24.3% 29.0% 27.0% 24.6% Total Revenues 18.5% 17.6% 16.8% 21.6% 18.6% 17.2% 20.0% 18.1% 17.0% Total Organic Revenue Growth 9.5% 8.1% 8.1% 9.4% 9.6% 13.6% 17.2% 16.8% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 4.0% 8.0% 12.0% 16.0% 20.0% Organic Storage Rental Revenue Growth 9.3% 8.8% 8.8% 9.2% 9.4% 10.9% 12.4% 11.3% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 6.0% 8.0% 10.0% 12.0% 14.0% Organic Service Revenue Growth 10.0% 7.0% 7.1% 9.7% 9.8% 17.7% 24.3% 24.8% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 4.0% 8.0% 12.0% 16.0% 20.0% 24.0% 28.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q2 2026 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 700,000 710,000 720,000 730,000 740,000 750,000 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Global RIM 726,316 726,712 726,952 727,266 727,496 728,740 736,399 736,829 738,010 740,542 Corporate and Other 5,715 5,895 6,045 6,305 6,671 7,067 7,112 7,173 7,266 7,338 Total Volume - Storage 732,031 732,607 732,997 733,571 734,166 735,807 743,512 744,001 745,276 747,880 Business acquisitions during the quarter (1) — — — — — — 7,394 — — — (1) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q2 2026 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q2 2026	Q1 2026	Q2 2025	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$856,751	$823,517	$803,580	6.6%	5.6%	5.4%
Service	576,811	580,569	520,218	10.9%	9.8%	9.1%
Total Revenues	$1,433,562	$1,404,086	$1,323,798	8.3%	7.3%	6.8%
Adjusted EBITDA	**$620,751**	**$617,679**	**$586,303**			
Adjusted EBITDA Margin	*43.3 %*	*44.0 %*	*44.3 %*			
Global Data Center Business						
Storage Rental	$258,892	$252,505	$188,279	37.5%	37.4%	37.4%
Service	3,979	2,220	1,122	254.6%	251.2%	251.2%
Total Revenues	$262,871	$254,725	$189,401	38.8%	38.7%	38.7%
Adjusted EBITDA	**$137,343**	**$132,763**	**$96,266**			
Adjusted EBITDA Margin	*52.2 %*	*52.1 %*	*50.8 %*			
Corporate and Other						
Storage Rental	$18,968	$18,743	$18,130	4.6%	4.4%	4.4%
Service	313,661	258,595	180,619	73.7%	73.0%	68.8%
Total Revenues	$332,629	$277,338	$198,749	67.4%	66.7%	63.0%
Adjusted EBITDA	**$(31,076)**	**$(42,503)**	**$(54,181)**			
Total Consolidated						
Storage Rental	$1,134,611	$1,094,765	$1,009,989	12.3%	11.5%	11.3%
Service	894,451	841,384	701,959	27.4%	26.3%	24.8%
Total Revenues	$2,029,062	$1,936,149	$1,711,948	18.5%	17.6%	16.8%
Adjusted EBITDA	**$727,018**	**$707,939**	**$628,388**			
Adjusted EBITDA Margin	*35.8 %*	*36.6 %*	*36.7 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance

	YTD 2026	YTD 2025	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business					
Storage Rental	$1,680,268	$1,561,088	7.6%	5.8%	5.5%
Service	1,157,380	1,018,652	13.6%	11.6%	10.7%
Total Revenues	$2,837,648	$2,579,740	10.0%	8.0%	7.6%
Adjusted EBITDA	**$1,238,430**	**$1,142,617**			
Adjusted EBITDA Margin	*43.6 %*	*44.3 %*			
Global Data Center Business					
Storage Rental	$511,397	$361,224	41.6%	40.2%	40.2%
Service	6,199	1,374	351.2%	426.7%	426.7%
Total Revenues	$517,596	$362,598	42.7%	41.4%	41.4%
Adjusted EBITDA	**$270,106**	**$187,082**			
Adjusted EBITDA Margin	*52.2 %*	*51.6 %*			
Corporate and Other					
Storage Rental	$37,711	$36,053	4.6%	3.8%	3.8%
Service	572,256	326,086	75.5%	74.1%	66.7%
Total Revenues	$609,967	$362,139	68.4%	67.1%	60.4%
Adjusted EBITDA	**$(73,579)**	**$(121,405)**			
Total Consolidated					
Storage Rental	$2,229,376	$1,958,365	13.8%	12.0%	11.8%
Service	1,735,835	1,346,112	29.0%	27.0%	24.6%
Total Revenues	$3,965,211	$3,304,477	20.0%	18.1%	17.0%
Adjusted EBITDA	**$1,434,957**	**$1,208,294**			
Adjusted EBITDA Margin	*36.2 %*	*36.6 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 6/30/2026 12/31/2025 ASSETS Current Assets: Cash and Cash Equivalents $204,793 $158,535 Accounts Receivable, Net 1,487,128 1,443,669 Prepaid Expenses and Other 411,820 332,779 Total Current Assets $2,103,741 $1,934,983 Property, Plant and Equipment: Property, Plant and Equipment $15,426,928 $14,457,335 Less: Accumulated Depreciation (5,157,107) (4,911,010) Property, Plant and Equipment, Net $10,269,821 $9,546,325 Other Assets, Net: Goodwill $5,267,192 $5,285,801 Customer and Supplier Relationships and Other Intangible Assets 1,235,492 1,269,607 Operating Lease Right-of-Use Assets 2,437,199 2,465,196 Other 641,997 623,107 Total Other Assets, Net $9,581,880 $9,643,711 Total Assets $21,955,442 $21,125,019 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $220,809 $216,074 Accounts Payable 857,182 710,662 Accrued Expenses and Other Current Liabilities 1,421,561 1,290,669 Deferred Revenue 397,974 402,091 Total Current Liabilities $2,897,526 $2,619,496 Long-term Debt, Net of Current Portion 17,128,840 16,215,885 Long-term Operating Lease Liabilities, Net of Current Portion 2,265,294 2,300,448 Other Long-term Liabilities 373,987 450,083 Deferred Income Taxes 181,564 184,015 Total Long-term Liabilities $19,949,685 $19,150,431 Redeemable Noncontrolling Interests 63,236 64,423 (Deficit) Equity Total (Deficit) Equity $(955,005) $(709,331) Total Liabilities and (Deficit) Equity $21,955,442 $21,125,019 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2026 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Revenues:					
Storage Rental	$1,134,611	$1,094,765	3.6 %	$1,009,989	12.3 %
Service	894,451	841,384	6.3 %	701,959	27.4 %
Total Revenues	**$2,029,062**	**$1,936,149**	**4.8 %**	**$1,711,948**	**18.5 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$958,609	$889,803	7.7 %	$754,837	27.0 %
Selling, General and Administrative	402,339	372,764	7.9 %	390,456	3.0 %
Depreciation and Amortization	281,395	267,839	5.1 %	252,566	11.4 %
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	11,507	7,592	51.6 %	(962)	n/a
Total Operating Expenses	**$1,655,534**	**$1,540,919**	**7.4 %**	**$1,452,052**	**14.0 %**
Operating Income (Loss)	**$373,528**	**$395,230**	**(5.5)%**	**$259,896**	**43.7 %**
Interest Expense, Net	223,446	223,821	(0.2)%	205,063	9.0 %
Other Expense (Income), Net	29,178	(4,708)	n/a	81,877	(64.4)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$120,904**	**$176,117**	**(31.4)%**	**$(27,044)**	**n/a**
Provision (Benefit) for Income Taxes	14,802	27,118	(45.4)%	16,296	(9.2)%
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	4,672	5,334	(12.4)%	1,581	195.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$101,430**	**$143,665**	**(29.4)%**	**$(44,921)**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.34	$0.48	(29.2)%	$(0.15)	n/a
Diluted	$0.34	$0.48	(29.2)%	$(0.15)	n/a
Weighted Average Common Shares Outstanding - Basic	297,741	296,848	0.3 %	295,364	0.8 %
Weighted Average Common Shares Outstanding - Diluted	299,849	298,834	0.3 %	295,364	1.5 %

investors.ironmountain.com Q2 2026 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2026 YTD 2025 % Change Revenues: Storage Rental $2,229,376 $1,958,365 13.8 % Service 1,735,835 1,346,112 29.0 % Total Revenues $3,965,211 $3,304,477 20.0 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,848,412 $1,465,041 26.2 % Selling, General and Administrative 775,103 720,193 7.6 % Depreciation and Amortization 549,234 484,720 13.3 % Acquisition and Integration Costs 4,605 10,638 (56.7) % Restructuring and Other Transformation — 105,086 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net 19,099 4,609 n/a Total Operating Expenses $3,196,453 $2,790,287 14.6 % Operating Income (Loss) $768,758 $514,190 49.5 % Interest Expense, Net 447,267 399,801 11.9 % Other Expense (Income), Net 24,470 110,365 (77.8) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $297,021 $4,024 n/a Provision (Benefit) for Income Taxes 41,920 31,131 34.7 % Net Income (Loss) $255,101 $(27,107) n/a Less: Net Income (Loss) Attributable to Noncontrolling Interests 10,006 1,862 n/a Net Income (Loss) Attributable to Iron Mountain Incorporated $245,095 $(28,969) n/a Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.82 $(0.10) n/a Diluted $0.82 $(0.10) n/a Weighted Average Common Shares Outstanding - Basic 297,295 294,935 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,342 294,935 1.5 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2026 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Add / (Deduct):					
Interest Expense, Net	223,446	223,821	(0.2)%	205,063	9.0 %
Provision (Benefit) for Income Taxes	14,802	27,118	(45.4)%	16,296	(9.2)%
Depreciation and Amortization	281,395	267,839	5.1 %	252,566	11.4 %
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	11,507	7,592	51.6 %	(962)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	28,857	(1,196)	n/a	80,698	(64.2)%
Stock-Based Compensation Expense	56,787	28,257	101.0 %	60,354	(5.9)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,438	2,588	(5.8)%	2,558	(4.7)%
Adjusted EBITDA	**$727,018**	**$707,939**	**2.7 %**	**$628,388**	**15.7 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2026	YTD 2025	% Change
Net Income (Loss)	**$255,101**	**$(27,107)**	**n/a**
Add / (Deduct):			
Interest Expense, Net	447,267	399,801	11.9 %
Provision (Benefit) for Income Taxes	41,920	31,131	34.7 %
Depreciation and Amortization	549,234	484,720	13.3 %
Acquisition and Integration Costs	4,605	10,638	(56.7)%
Restructuring and Other Transformation	—	105,086	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	19,099	4,609	n/a
Other Expense (Income), Net, Excluding our Share of (Losses) Gains from our Unconsolidated Joint Ventures	27,661	108,080	(74.4)%
Stock-Based Compensation Expense	85,044	86,448	(1.6)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	5,026	4,888	2.8 %
Adjusted EBITDA	**$1,434,957**	**$1,208,294**	**18.8 %**

investors.ironmountain.com Q2 2026 Supplemental Financial Information 14

IRON MOUNTAIN

Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.34**	**$0.48**	**(29.2)%**	**$(0.15)**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.01	—	0.02	(50.0)%
Restructuring and Other Transformation	—	—	n/a	0.17	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.04	0.03	33.3 %	—	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.10	—	n/a	0.27	(63.0)%
Stock-Based Compensation Expense	0.19	0.09	111.1 %	0.20	(5.0)%
Non-Cash Amortization Related to Derivative Instruments	(0.02)	—	n/a	0.01	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.07)	(0.02)	n/a	(0.04)	75.0 %
Income (Loss) Attributable to Noncontrolling Interests	0.02	0.02	—	0.01	100.0 %
Impact of Weighted Average Dilutive Shares (2)	—	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.60**	**$0.60**	**—**	**$0.48**	**25.0 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2026	YTD 2025	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.82**	**$(0.10)**	**n/a**
Add / (Deduct):			
Acquisition and Integration Costs	0.02	0.04	(50.0)%
Restructuring and Other Transformation	—	0.36	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.06	0.02	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.09	0.37	(75.7)%
Stock-Based Compensation Expense	0.28	0.29	(3.4)%
Non-Cash Amortization Related to Derivative Instruments	(0.02)	0.03	(166.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.09)	(0.08)	12.5 %
Income (Loss) Attributable to Noncontrolling Interests	0.03	0.01	n/a
Impact of Weighted Average Dilutive Shares (2)	—	(0.01)	(100.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.20**	**$0.92**	**30.4 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2026, June 30, 2025 and March 31, 2026 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended June 30, 2026 and 2025 was 16.1% and 16.7% respectively, and quarter ended March 31, 2026 was 15.5%. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate.

(2) Reflects the impact of dilutive shares of 2,278 and 2,516 for the three and six months ended June 30, 2025, respectively, not included in reported EPS-Fully Diluted due to our net loss position during the periods.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	116,734	111,459	4.7 %	107,186	8.9 %
Loss (Gain) on Sale of Real Estate, Net of Tax	531	717	(25.9)%	(4,981)	(110.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	1,825	1,842	(0.9)%	1,683	8.4 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,484	1,598	(7.1)%	1,567	(5.3)%
FFO (Nareit)	**$226,676**	**$264,615**	**(14.3)%**	**$62,115**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	10,976	6,875	59.7 %	3,809	188.1 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	28,857	(1,196)	n/a	80,698	(64.2)%
Stock-Based Compensation Expense	56,787	28,257	101.0 %	60,354	(5.9)%
Non-Cash Amortization Related to Derivative Instruments	(5,911)	(896)	n/a	4,177	n/a
Real Estate Financing Lease Depreciation	3,996	3,924	1.8 %	3,426	16.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(19,279)	(9,896)	94.8 %	(11,671)	65.2 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(54)	(57)	(5.3)%	(58)	(6.9)%
FFO (Normalized)	**$303,732**	**$294,547**	**3.1 %**	**$258,005**	**17.7 %**
Add / (Deduct):					
Non-Real Estate Depreciation	82,116	76,742	7.0 %	69,960	17.4 %
Amortization Expense (4)	76,724	73,872	3.9 %	70,311	9.1 %
Amortization of Deferred Financing Costs	8,062	8,048	0.2 %	7,803	3.3 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,466	1,498	(2.1)%	1,659	(11.6)%
Non-Cash Rent (Income) Expense	(685)	621	n/a	783	(187.5)%
Reconciliation to Normalized Cash Taxes	(878)	5,861	(115.0)%	(4,172)	(79.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	194	196	(1.0)%	189	2.6 %
Less:					
Recurring Capital Expenditures	37,989	35,279	7.7 %	34,794	9.2 %
AFFO	**$432,742**	**$426,106**	**1.6 %**	**$369,744**	**17.0 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.76	$0.89	(14.6)%	$0.21	n/a
FFO (Normalized)	$1.01	$0.99	2.0 %	$0.87	16.1 %
AFFO Per Share	**$1.44**	**$1.43**	**0.7 %**	**$1.24**	**16.1 %**
Weighted Average Common Shares Outstanding - Basic	297,741	296,848	0.3 %	295,364	0.8 %
Weighted Average Common Shares Outstanding - Diluted (5)	299,849	298,834	0.3 %	297,642	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(5) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in reported EPS-Fully Diluted due to our net loss position during the period.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO

	YTD 2026	YTD 2025	% Change
Net Income (Loss)	**$255,101**	**$(27,107)**	**n/a**
Add / (Deduct):			
Real Estate Depreciation (1)	228,193	201,333	13.3 %
Loss (Gain) on Sale of Real Estate, Net of Tax	1,248	(4,669)	(126.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	3,667	3,702	(0.9)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	3,082	3,063	0.6 %
FFO (Nareit)	**$491,291**	**$176,322**	**178.6 %**
Add / (Deduct):			
Acquisition and Integration Costs	4,605	10,638	(56.7)%
Restructuring and Other Transformation	—	105,086	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	17,851	9,101	96.1 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	27,661	108,080	(74.4)%
Stock-Based Compensation Expense	85,044	86,448	(1.6)%
Non-Cash Amortization Related to Derivative Instruments	(6,807)	8,353	(181.5)%
Real Estate Financing Lease Depreciation	7,920	6,574	20.5 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(31,025)	(23,344)	32.9 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(111)	(183)	(39.3)%
FFO (Normalized)	**$596,429**	**$487,075**	**22.5 %**
Add / (Deduct):			
Non-Real Estate Depreciation	158,858	135,106	17.6 %
Amortization Expense (4)	150,596	138,005	9.1 %
Amortization of Deferred Financing Costs	16,110	15,659	2.9 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	2,964	2,976	(0.4)%
Non-Cash Rent (Income) Expense	(64)	4,008	(101.6)%
Reconciliation to Normalized Cash Taxes	6,832	(2,173)	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	390	365	6.8 %
Less:			
Recurring Capital Expenditures	73,268	62,877	16.5 %
AFFO	**$858,847**	**$718,144**	**19.6 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.64	$0.59	178.0 %
FFO (Normalized)	$1.99	$1.64	21.3 %
AFFO Per Share	**$2.87**	**$2.41**	**19.1 %**
Weighted Average Common Shares Outstanding - Basic	297,295	294,935	0.8 %
Weighted Average Common Shares Outstanding - Diluted (5)	299,342	297,451	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(5) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in reported EPS-Fully Diluted due to our net loss position during the period.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$1,134,611**	**$1,094,765**	**3.6 %**	**$1,009,989**	**12.3 %**
Plus: Terminations/Permanent Withdrawal Fees	11,346	9,661	17.4 %	9,266	22.5 %
Total Revenue from Adjusted Storage Rental Activities	**$1,145,957**	**$1,104,426**	**3.8 %**	**$1,019,255**	**12.4 %**
Less: Storage Rental Expenses					
Storage Rent	133,246	130,603	2.0 %	125,397	6.3 %
Storage Rental Labor	14,118	17,403	(18.9)%	12,190	15.8 %
All Other Storage Costs	199,095	195,995	1.6 %	153,708	29.5 %
Storage Rental Cost of Sales	**$346,459**	**$344,001**	**0.7 %**	**$291,295**	**18.9 %**
Storage Rental Gross Profit	**$799,498**	**$760,425**	**5.1 %**	**$727,960**	**9.8 %**
Storage Rental Gross Margin	*69.8 %*	*68.9 %*	*90 bps*	*71.4 %*	*-160 bps*
Service Business Detail					
Total Service Revenue	**$894,451**	**$841,384**	**6.3 %**	**$701,959**	**27.4 %**
Less: Terminations/Permanent Withdrawal Fees	11,346	9,661	17.4 %	9,266	22.5 %
Total Revenue from Adjusted Service Activities	**$883,105**	**$831,723**	**6.2 %**	**$692,693**	**27.5 %**
Less: Service Expenses					
Service Rent	7,550	7,443	1.4 %	6,577	14.8 %
Service Labor	313,954	298,627	5.1 %	280,153	12.1 %
All Other Service Costs	290,646	239,732	21.2 %	176,812	64.4 %
Service Cost of Sales	**$612,150**	**$545,802**	**12.2 %**	**$463,542**	**32.1 %**
Service Gross Profit	**$270,955**	**$285,921**	**(5.2)%**	**$229,151**	**18.2 %**
Service Gross Margin	*30.7 %*	*34.4 %*	*-370 bps*	*33.1 %*	*-240 bps*

investors.ironmountain.com Q2 2026 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2026	YTD 2025	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$2,229,376**	**$1,958,365**	**13.8 %**
Plus: Terminations/Permanent Withdrawal Fees	21,007	17,141	22.6 %
Total Revenue from Adjusted Storage Rental Activities	**$2,250,383**	**$1,975,506**	**13.9 %**
Less: Storage Rental Expenses			
Storage Rent	263,849	246,902	6.9 %
Storage Rental Labor	31,521	22,173	42.2 %
All Other Storage Costs	395,090	303,186	30.3 %
Storage Rental Cost of Sales	**$690,460**	**$572,261**	**20.7 %**
Storage Rental Gross Profit	**$1,559,923**	**$1,403,245**	**11.2 %**
Storage Rental Gross Margin	*69.3 %*	*71.0 %*	*-170 bps*
Service Business Detail			
Total Service Revenue	**$1,735,835**	**$1,346,112**	**29.0 %**
Less: Terminations/Permanent Withdrawal Fees	21,007	17,141	22.6 %
Total Revenue from Adjusted Service Activities	**$1,714,828**	**$1,328,971**	**29.0 %**
Less: Service Expenses			
Service Rent	14,993	14,464	3.7 %
Service Labor	612,581	544,151	12.6 %
All Other Service Costs	530,378	334,165	58.7 %
Service Cost of Sales	**$1,157,952**	**$892,780**	**29.7 %**
Service Gross Profit	**$556,876**	**$436,191**	**27.7 %**
Service Gross Margin	*32.5 %*	*32.8 %*	*-30 bps*

investors.ironmountain.com Q2 2026 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 03/31/2026	232	24,705	1,086	73,321	1,318	98,026
Additions & Expansions	3	178	11	570	14	748
Dispositions & Move Outs	(1)	(42)	(25)	(621)	(26)	(663)
Total as of 06/30/2026	**234**	**24,841**	**1,072**	**73,270**	**1,306**	**98,111**
Total %	***17.9 %***	***25.3 %***	***82.1 %***	***74.7 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,104
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	765
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Dubai, United Arab Emirates	434

Facility Lease Expirations (2) (% of total square feet subject to lease)


5.2%
3.5%
5.0%
4.2%
4.5%
4.8%
3.8%
3.7%
5.2%
60.2%
2026
2027
2028
2029
2030
2031
2032
2033
2034
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 10.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes financing and operating lease obligations.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 20

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2026	368	15.6	2.5%	38,769	3.7%
2027	723	26.1	4.2%	102,093	9.8%
2028	301	46.7	7.6%	114,459	11.0%
2029	159	34.7	5.6%	56,128	5.4%
2030	72	63.1	10.2%	90,281	8.6%
2031	46	16.4	2.7%	43,568	4.2%
2032	6	13.3	2.2%	21,305	2.0%
2033	6	29.9	4.9%	40,198	3.8%
Thereafter	29	369.9	60.1%	537,399	51.5%
Total	**1,710**	**615.7**	**100.0%**	**1,044,199**	**100.0%**
WALE:	**10.2 years**				

Data Center Leasing Activity Summary

	Q2 2026				YTD 2026			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	77	$2,685	13,127	$205	145	$6,948	34,976	$199
Commenced leases	94	4,088	24,509	167	152	7,329	48,646	151
Commenced Built to Suit leases	—	—	—	—	—	—	—	—
Renewed leases	189	1,579	4,133	382	381	3,661	10,842	338
Churn	2.0%				2.4%			
Cash Mark to Market	11.8%				12.2%			
GAAP Mark to Market	13.8%				14.0%			

CHI-1 Data Center in Chicago IL


IRON
MOUNTAIN

investors.ironmountain.com
Q2 2026 Supplemental Financial Information
21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	75.3%	—	—	14.2	75.3%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
AZP-3 (1)	36.0	100.0%	—	—	36.0	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	85.9%	—	—	11.3	85.9%
New Jersey						
NJE-1	20.8	100.0%	—	—	20.8	100.0%
Chicago						
CHI-1	12.0	100.0%	—	—	12.0	100.0%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	44.0	100.0%	—	—	44.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
VA-6 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-7 (1)	36.0	100.0%	—	—	36.0	100.0%
Amsterdam						
AMS-1	13.1	99.2%	—	—	13.1	99.2%
London						
LON-1	8.7	58.1%	—	—	8.7	58.1%
LON-2	27.0	100.0%	—	—	27.0	100.0%
Frankfurt						
FRA-1 (2)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	3.0	41.2%	—	—	3.0	41.2%
India						
Web Werks	11.7	72.7%	1.5	—	13.2	64.4%
Total Data Center Properties	**526.9**	**97.4%**	**1.5**	**—**	**528.5**	**97.1%**

(1) AZP-3, VA-4/5, VA-6, VA-7 are held by consolidated joint ventures.
(2) FRA-1 is held by an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q2 2026	Q2 2025
Operating Portfolio	528.5	450.2
Under Construction	160.2	201.5
Held for Development	684.2	628.2
Total Data Center Portfolio	**1,372.9**	**1,279.9**

investors.ironmountain.com Q2 2026 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q2 2026 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (3)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	10.0	10.0	100.0%	$12.9	$139.8	$156.6	Q2 2027	Q2 2027	—
India									
Web Werks	1.2	—	—	—	—	—			2.9
New Jersey									
NJE-1	4.0	4.0	100.0%	$0.3	$1.0	$59.5			28.0
All Other Facilities (1)	—	—	—	—	—	—			16.6
Total Expansion	**15.2**	**14.0**	**92.2%**	**$13.2**	**$140.8**	**$216.1**			**47.5**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-1 Future Phases (1)	24.0	24.0	100.0%	—	—	—			—
London									
LON-3 Future Phases	25.0	—	—	$34.5	$301.3	$391.9	Q1 2027	Q1 2027	—
Madrid									
MAD-2/3	20.0	—	—	$28.1	$151.4	$301.2	Q1 2027	Q4 2027	—
MAD Future Phases	—	—	—	—	—	—			56.0
Northern Virginia									
VA-9 Phase 1 (2)	14.0	14.0	100.0%	$40.9	$108.3	$173.5	Q4 2026	Q4 2026	—
VA-9 Phase 2 (2)	14.0	14.0	100.0%	$40.9	$108.3	$173.5	Q1 2027	Q1 2027	—
VA Future Phases	32.0	32.0	100.0%	—	—	—			195.0
India									
Web Werks	—	—	—	—	—	—			149.7
Miami									
MIA-1	16.0	16.0	100.0%	$16.8	$167.1	$193.0	Q4 2026	Q4 2026	—
Richmond									
RCH Future Phases	—	—	—	—	—	—			216.0
Total New Development	**145.0**	**100.0**	**69.0%**	**$161.2**	**$836.6**	**$1,233.0**			**636.7**
Total Development	**160.2**	**114.0**	**71.2%**	**$174.4**	**$977.3**	**$1,449.1**			**684.2**

(1) Includes megawatts pre-leased where construction is planned, but has not commenced.
(2) VA-9 is held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(3) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced.

investors.ironmountain.com
Q2 2026 Supplemental Financial Information
23

Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$3,225,000
Outstanding	$505,000
Letters of Credit	$12,426
Remaining Capacity	$2,707,574
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR)	1.75 %
Weighted Average Interest Rate	5.31 %
Maturity Date	3/18/2030
Credit Facility Fixed Charge Coverage Ratio	2.5x
Net Total Lease-Adjusted Leverage Ratio	4.8x

Total Market Capitalization as of 06/30/2026	
# of Shares Outstanding	297,662
Share Price as of 6/30/26	$126.31
Total Market Capitalization	$37,597,689
Net Debt (1)	$17,277,312
Total Enterprise Value	$54,875,001
Net Debt to Total Enterprise Value	31.5 %
Adjusted EBITDA to Interest Expense	3.3x
Total Enterprise Value to Adjusted EBITDA (2)	19.6x

Fixed vs. Floating Rate Debt


17%
83%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/5/2025	11/3/2025

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.6 %
Weighted Average Maturity	4.6 Years
USD denominated	85 %

Debt Maturity Profile ($ in Millions) (3) (4)


76
1,556
1,581
2,516
2,191
3,461
1,350
1,200
1,392
1,500
24
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Senior Secured Credit Facility
Data Center Debt Agreements
USD Term Loan B
UK Revolving Credit Facility
AUD Term Loan B
Senior Unsecured Notes
Other Debt Obligations
A/R Securitization

(1) Net debt is calculated as current portion of long-term debt of $220.8M plus long-term debt net of current portion of $17,128.8M plus deferred financing costs of $132.5M less cash and cash equivalents of $204.8M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $268.4M of undrawn committed asset level financing for the construction of one Data Center asset in Northern Virginia.

investors.ironmountain.com Q2 2026 Supplemental Financial Information 24

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Quarterly Capital Expenditures

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Growth:					
Data Center	$472,002	$408,084	15.7 %	$376,983	25.2 %
Real Estate	49,549	46,936	5.6 %	37,046	33.7 %
Innovation and Other	31,213	37,070	(15.8)%	28,021	11.4 %
Total Growth Capital Expenditures	**$552,764**	**$492,090**	**12.3 %**	**$442,050**	**25.0 %**
Recurring:					
Data Center	$4,956	$3,377	46.8 %	$5,176	(4.3)%
Real Estate	14,597	7,778	87.7 %	12,085	20.8 %
Non-Real Estate	18,436	24,124	(23.6)%	17,533	5.2 %
Total Recurring Capital Expenditures	**$37,989**	**$35,279**	**7.7 %**	**$34,794**	**9.2 %**
Total Growth and Recurring Capital Expenditures	**$590,753**	**$527,369**	**12.0 %**	**$476,844**	**23.9 %**
Net Change in Prepaid and Accrued Capital Expenditures	(2,560)	(9,356)	(72.6)%	79,912	(103.2)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$588,193**	**$518,013**	**13.5 %**	**$556,756**	**5.6 %**

Year to Date Capital Expenditures

	YTD 2026	YTD 2025	% Change
Growth:			
Data Center	$880,086	$952,982	(7.6)%
Real Estate	96,485	67,980	41.9 %
Innovation and Other	68,283	49,605	37.7 %
Total Growth Capital Expenditures	**$1,044,854**	**$1,070,567**	**(2.4)%**
Recurring:			
Data Center	$8,333	$8,243	1.1 %
Real Estate	22,375	20,281	10.3 %
Non-Real Estate	42,560	34,353	23.9 %
Total Recurring Capital Expenditures	**$73,268**	**$62,877**	**16.5 %**
Total Growth and Recurring Capital Expenditures	**$1,118,122**	**$1,133,444**	**(1.4)%**
Net Change in Prepaid and Accrued Capital Expenditures	(11,916)	98,079	(112.1)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,106,206**	**$1,231,523**	**(10.2)%**

investors.ironmountain.com Q2 2026 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Forward-Looking Statements: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust (“REIT”) for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Section X - Appendix and Definitions investors.ironmountain.com Q2 2026 Supplemental Financial Information 26

Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 61 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Media and Archive Services, includes entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Media and Archive Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items ("Corporate and Other"). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition, and recycling or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers device support, end-of-life disposition and recycling or sale of employee IT devices. Our ALM services focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q2 2026 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building and leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for new products and services as well as computer hardware and software to drive revenue growth, expand capacity or to achieve operational cost efficiencies in businesses other than our data center business. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building and leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated using a trailing four fiscal quarter basis earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated using a trailing four fiscal quarter basis EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rate includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q2 2026 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as adjusted revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q2 2026 Supplemental Financial Information 29